UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 31, 2020

(Date of earliest event reported)

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court,

Suwanee, GA 30024

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRAD	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	DRADP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Gerber Loans

On January 31, 2020, Star Real Estate Holdings USA, Inc. (“Star”), 947 Waterford Road, LLC (“947 Waterford”), 300 Park Street, LLC (“300 Park”), and 56 Mechanic Falls Road, LLC (“56 Mechanic”, and together with Star, 947 Waterford, and 300 Park, the “Star Borrowers”), each a direct or indirect wholly-owned subsidiary of Digirad Corporation (the “Company”), and the Company, ATRM Holdings, Inc. (“ATRM”), KBS Builders, Inc. (“KBS”), EdgeBuilder, Inc. (“EdgeBuilder”), and Glenbrook Building Supply, Inc. (“Glenbrook”, and together with the Company, ATRM, KBS and EdgeBuilder, the “Star Credit Parties”), entered into a Loan and Security Agreement (the “Star Loan Agreement”) with Gerber Finance Inc. (the “Lender”) providing the Star Borrowers with a credit facility with borrowing availability of up to $2,500,000 paid in a single advance (the “Star Loan”).

On January 31, 2020, EdgeBuilder and Glenbrook (the “EBGL Borrowers” and together with the Star Borrowers, the “Borrowers”), each an indirect wholly-owned subsidiary of the Company, and the Company, Star, 947 Waterford, 300 Park, 56 Mechanic, ATRM, and KBS (collectively, the “EBGL Credit Parties”), entered into a Loan and Security Agreement (the “EBGL Loan Agreement” and together with the Star Loan Agreement, the “Loan Agreements”) with Lender providing the EBGL Borrowers with a credit facility with borrowing availability of up to $3,000,000 (the “EBGL Loan”).

Availability under the Star Loan Agreement is based on a formula tied to the value of real estate owned by the Star Borrowers, and borrowings bear interest at the prime rate plus 3.5% per annum. Availability under the EBGL Loan Agreement is based on a formula tied to the EBGL Borrowers’ eligible accounts receivable and inventory, and borrowings bear interest at the prime rate plus 2.75% per annum. The Loan Agreements also provide for certain fees payable to Lender during their respective terms. The Star Loan matures on the earlier of (a) January 31, 2025 or (b) the termination, the maturity or repayment of the EBGL Loan. The EBGL Loan matures on the earlier of (a) January 1, 2022, unless extended, or (b) the termination, the maturity or repayment of the Star Loan. The maturity of the EBGL Loan is automatically extended for successive periods of one (1) year each unless terminated by Lender or the EBGL Borrowers.

The obligations of the EBGL Borrowers under the EBGL Loan Agreement are guaranteed by the EBGL Credit Parties and are secured by substantially all the assets of the EBGL Borrowers and the EBGL Credit Parties.

The obligations of the Star Borrowers under the Star Loan Agreement are guaranteed by the Star Credit Parties and are secured by substantially all the assets of the Star Borrowers and the Star Credit Parties. Contemporaneously with the execution and delivery of the Star Loan Agreement, Jeffrey E. Eberwein, the Chairman of the Company’s board of directors, executed and delivered a Guaranty (the “Guaranty”) to Lender pursuant to which he guaranteed the performance of all the Star Borrowers’ obligations to Lender under the Star Loan Agreement, including the full payment of all indebtedness owing by the Star Borrowers to Lender under or in connection with the Star Loan Agreement and related financing documents. Mr. Eberwein’s obligations under the Guaranty are limited in the aggregate to the amount of (a) $2,500,000, plus (b) costs of Lender incidental to the enforcement of the Guaranty or any guaranteed obligations.

The Loan Agreements contain representations, warranties, affirmative and negative covenants, events of default and other provisions customary for financings of this type. The financial covenants under the EBGL Loan Agreement applicable to the EBGL Borrowers include maintenance of a minimum tangible net worth, a minimum debt service coverage ratio and minimum net income. The Financial covenants under the Star Loan Agreement applicable to the Star Borrowers include a minimum debt service coverage ratio. The occurrence of any event of default under the Loan Agreements may result in the obligations of the Borrowers becoming immediately due and payable.

As a condition to the extension of credit to the Borrowers under the Loan Agreements, the holders of certain existing unsecured promissory notes made by ATRM and certain of its subsidiaries entered into subordination agreements (the “Subordination Agreements”) with Lender pursuant to which such noteholders (including the Company and certain of its subsidiaries) agreed to subordinate the obligations of ATRM and its subsidiaries to such noteholders to the obligations of the Borrowers to Lender under the Loan Agreements.

Thirteenth KBS Loan Amendment

On January 31, 2020, the Company, ATRM, KBS and Lender entered into a Thirteenth Amendment to Loan and Security Agreement (the “Thirteenth KBS Loan Amendment”) to amend the terms of the Loan and Security Agreement, dated as of February 23, 2016 (as amended, the “KBS Loan Agreement”), by and among the Company, ATRM, KBS and Lender, in order to, among other things (a) amend the definitions of “Ancillary Credit Parties,” “Guarantor,” “Obligations,” and “Subordinated Lender” to address the obligations of the Borrowers, the Star Credit Parties, and the EBGL Credit Parties under the Loan Agreements and the Subordination Agreements to which they are a party and (b) add a new cross default provision.

Premier Loan

On January 31, 2020, contemporaneously with the execution and delivery of the Loan Agreements, Glenbrook, EdgeBuilder and Premier Bank (“Premier”) entered into an Extension and Modification Agreement (the “Modification Agreement”) that modified the terms of that certain Revolving Credit Promissory Note (the “Premier Note”) made by Glenbrook and EdgeBuilder pursuant to that certain Revolving Credit Loan Agreement, dated June 30, 2017, by and among Glenbrook, EdgeBuilder and Premier. Pursuant to the Modification Agreement, the amount of indebtedness evidenced by the Premier Note was reduced to $1,000,000, and the Premier Note was modified to, among other things: (a) extend the Final Maturity Date (as defined in the Premier Note) of the Premier Note to January 31, 2023, and (b) set the interest that the Premier Note will bear at 5.75% per annum.

The foregoing descriptions of the Star Loan Agreement, the EBGL Loan Agreement, the Modification Agreement and the Thirteenth KBS Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Star Loan Agreement, the EBGL Loan Agreement, the Modification Agreement, and the Thirteenth KBS Loan Amendment each of which is included herewith as Exhibit 10.1, 10.2, 10.3, and 10.4 respectively, and each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On February 6, 2020, the Company issued a press release announcing the Loan Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1*	Loan and Security Agreement, dated January 31, 2020, by and among Star Real Estate Holdings USA, Inc., 300 Park Street, LLC, 947 Waterford Road, LLC, 56 Mechanic Falls Road, LLC, ATRM Holdings, Inc., EdgeBuilder, Inc., Glenbrook Building Supply, Inc., KBS Builders, Inc., Digirad Corporation, and Gerber Finance Inc.
10.2*	Loan and Security Agreement, dated January 31, 2020, by and among EdgeBuilder, Inc., Glenbrook Building Supply, Inc., Star Real Estate Holdings USA, Inc., 300 Park Street, LLC, 947 Waterford Road, LLC, 56 Mechanic Falls Road, LLC, ATRM Holdings, Inc., KBS Builders, Inc., Digirad Corporation, and Gerber Finance Inc.
10.3	Extension and Modification Agreement, dated January 31, 2020, by and among EdgeBuilder, Inc., Glenbrook Building Supply, Inc. and Premier Bank.
10.4	Thirteenth Amendment to Loan and Security Agreement, dated January 31, 2020, by and among Gerber Finance Inc., KBS Builders, Inc. ATRM Holdings, Inc., and Digirad Corporation.
99.1	Press Release, dated February 6, 2020.

*Schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

Date: February 6, 2020	By:	/s/ Matthew G. Molchan
Name: Matthew G. Molchan Title: President and Chief Executive Officer